OPPENHEIMER RISING DIVIDENDS FUND – EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rising Dividends Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           152,789,499                                3,349,734
David K. Downes                                           152,773,414                                3,365,818
Matthew P. Fink                                           152,771,966                                3,367,267
Edmund Giambastiani, Jr.                                           152,713,532                                3,425,701
Phillip A. Griffiths                                           152,746,927                                3,392,306
Mary F. Miller                                                      152,835,346                                3,303,886
Joel W. Motley                                           152,840,043                                3,299,190
Joanne Pace                                           152,819,938                                3,319,295
Mary Ann Tynan                                           152,881,121                                3,258,111
Joseph M. Wikler                                           152,758,547                                3,380,686
Peter I. Wold                                           152,837,731                                3,301,502
William F. Glavin, Jr.                                                      152,803,210                                3,336,022

On August 2, 2013, following an adjournment from a shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

Proposal 2:  To approve changes in, or the removal of, certain fundamental investment policies/investment objectives.

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
110,067,277                          3,611,552                                9,276,475

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
110,485,906                            3,288,549                                9,180,765

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
109,855,159                             3,677,907                                9,422,148

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
109,881,424                             3,677,023                                9,396,763

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
110,077,652                            3,441,763                                9,435,801

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
110,123,042                             3,469,419                                9,362,752

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
110,008,117                            3,531,443                                9,415,657

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
110,908,535                           2,785,544                                9,261,142

On October 25, 2013, following an adjournment from second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013, August 12, 2013 and September 27, 2013, a meeting of the Fund was held at which the sub-proposal below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
            99,905,633                                20,221,390                              11,515,362